Industry Canada Industrie Canada

Certificate of Incorporation

Canada Business Corporations Act

Certificat de constitution

Loi canadienne sur les sociétés par actions

NERIUM BIOTECHNOLOGY, INC.

Name of corporation-Dénomination de la société

657822-5

Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations Act.*

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la *Loi canadienne sur les sociétés par actions.*

Richard G. Shaw
Director - Directeur

June 1, 2006 / le 1 juin 2006

Date of Incorporation - Date de constitution

Canada

Item 3 - Shares / Rubrique 3 - Actions

The Corporation is authorized to issue an unlimited number of common shares and an unlimited number of preference shares, issuable in series. The rights, privileges, restrictions and conditions attaching to the common shares and the preference shares are as follows:

1. Common Shares

The holders of the common shares shall be entitled to:

a. vote at all meetings of shareholders of the Corporation, except meetings at which only holders of a specified class of shares are entitled to vote;

b. receive, subject to the rights of the holders of another class of shares, any dividends declared by the Corporation; and

c. receive, subject to the rights of the holders of another class of shares, the remaining property of the Corporation on the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

2. Preference Shares Issuable in Series

a. One or more series. The preference shares may at any time and from time to time be issued in one or more series.

b. Terms of each series. Subject to the Canada Business Corporations Act (as from time to time amended, varied or replaced), the directors may fix, before the issue thereof, the number of preference shares of each series, the designation, rights, privileges, restrictions and conditions attaching to the preference shares of each series, including, without limitation, any right to receive dividends (which may be cumulative or non-cumulative and variable or fixed) or the means of determining such dividends, the dates of payment thereof, any terms or conditions of redemption or purchase, any conversion rights, any retraction rights and any rights on the liquidation, dissolution or winding up of the Corporation, any sinking fund or other provisions, the whole to be subject to the issue of a certificate of amendment setting forth the designation, rights, privileges, restrictions and conditions attaching to the preference shares of the series.

c. Ranking of preference shares. The preference shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, rank on a parity with the preference shares of every other series and be entitled to preference over the common shares. If any amount of cumulative dividends (whether or not declared) or any amount payable on any such distribution of assets constituting a return of capital in respect of the preference shares of any series is not paid in full, the preference shares of such series shall participate rateably with the preference shares of every other series in respect of all such dividends and amounts.

d. Voting. The preference shares as a class shall be non-voting and shall not be entitled to vote as a class or series on a proposal to amend the articles in the case of an amendment to:

i. increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class;

ii. effect an exchange, reclassification or cancellation of all or part of the shares of such class; or

iii. create a new class of shares equal or superior to the shares of such class.

Item 4 - Restrictions on Share Transfers / Rubrique 4 - Restrictions sur le transfert des actions

None

Item 6 - Restrictions - Business / Rubrique 6 - Restrictions - activité commerciale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

None

Industry Canada Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

NERIUM BIOTECHNOLOGY, INC.

Corporate name / Dénomination sociale

657822-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-05-26

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

Form 4 Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
NERIUM BIOTECHNOLOGY, INC.

2 Corporation number
Numéro de la société
657822-5

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
To allow for meetings of shareholders to be held either in Canada or in San Antonio, Texas, U.S.A.

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
John F. O'Donnell

John F. O'Donnell
416-862-7330

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

NERIUM BIOTECHNOLOGY, INC.

Corporate name / Dénomination sociale

657822-5

Corporation number / Numéro de société

I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment.

JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes.

A. Aomari

Aïssa Aomari

Deputy Director / Directeur adjoint

2010-06-25

Date of Amendment (YYYY-MM-DD)
Date de modification (AAAA-MM-JJ)

Canada

Industry Canada / Industrie Canada

Form 4 Articles of Amendment

Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 Clauses modificatrices

Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
NERIUM BIOTECHNOLOGY, INC.

2 Corporation number
Numéro de la société
657822-5

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
JOHN F. O'DONNELL

JOHN F. O'DONNELL
416-862-7330

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

Schedule / Annexe

Other Provisions / Autres dispositions

The directors of the Corporation are empowered to appoint one or more additional directors within the minimum and maximum number of directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.